UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

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PRESTIGE BRANDS HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

GENOMMA LAB INTERNACIONAL, S.A.B. DE C. V.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Forward-looking Statements

This communication may contain certain forward-looking statements and information relating to Genomma Lab Internacional, S.A.B. de C.V. (“Genomma”) that reflect the current views and/or expectations of Genomma and its management with respect to its performance, business and future events.  Forward looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words like “believe,” “anticipate,” “expect,” “envisages,” “will likely result,” or any other words or phrases of similar meaning.  Such statements are subject to a number of risks, uncertainties and assumptions.  These risks and uncertainties include, but are not limited to, the possibility that Genomma will not pursue a transaction with Prestige Brands Holdings, Inc. (“Prestige”), the timing to consummate a potential transaction between Genomma and Prestige, the ability and timing to obtain required regulatory approvals, Genomma’s ability to realize the synergies contemplated by a potential transaction and Genomma’s ability to promptly and effectively integrate the businesses of Prestige and Genomma.  We caution you that a number of important factors could cause actual results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in this communication and in oral statements made by authorized officers of Genomma.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates.  Except as otherwise provided by law, Genomma undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

On May 10, 2012, Genomma Lab Internacional, S.A.B. de C.V. delivered the following letter to Prestige Brands Holdings, Inc. :

BY EMAIL AND HAND DELIVERY

May 10, 2012

Prestige Brands Holdings, Inc.

90 North Broadway

Irvington, New York 10533

Attention: Secretary of Prestige Brands Holdings, Inc.

Re:                             Withdrawal of Stockholder Notice of Nomination of Persons for Election as Directors and Proposal of Stockholder Business at the 2012 Annual Meeting of Stockholders of Prestige Brands Holdings, Inc.

Dear Secretary:

Reference is made to the letter dated March 15, 2012 to the Secretary of Prestige Brands Holdings, Inc. (“Prestige”) from Rodrigo Alonso Herrera Aspra, Chairman of the Board of Directors and Chief Executive Officer of Genomma Lab Internacional, S.A.B. de C.V. (“Genomma Lab”) (the “March 15, 2012 Letter”).

Genomma Lab hereby provides notice of its withdrawal of the March 15, 2012 Letter providing notice of: (i) Genomma Lab’s nomination of five directors named therein for election to the Prestige Board of Directors (the “Board”); and (ii) Genomma Lab’s proposal to repeal any new by-laws or amendments to the Amended and Restated By-Laws, as amended of Prestige (the “By-Laws”) adopted by the Board, without stockholder approval, after September 2, 2009.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Antonio Dovalí Jaime No. 70, Torre B, Piso 2, Colonia Santa Fe, C.P. 01210, Delegación Álvaro Obregón, México, D.F.

Sincerely,

/s/ Oscar Villalobos Torres
Oscar Villalobos Torres

Chief Financial Officer

cc:	Matthew M. Mannelly, President and CEO
Daniel Wolf, Esq., Kirkland & Ellis LLP
Michael L. Fitzgerald, Esq., Dewey & LeBoeuf LLP
Samuel C. Cowley, General Counsel